                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 File No. 33-65189, No. 333-03291, No. 333-15665, No. 333-53151 and No.
333-63051) pertaining to the various employee and director stock option plans and agreements of CT Holdings, Inc. of our report dated April 10, 2001, with respect to the financial statements of CT Holdings, Inc. included in the Annual Report (Form 10-KSB) for the ten months ended December 31, 2000.

                                                /s/ ERNST & YOUNG LLP


Dallas, Texas
April 10, 2001